EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for First Quarter Fiscal 2025

MINNEAPOLIS, Jan. 08, 2025 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the first quarter of fiscal 2025.

First quarter fiscal 2025 financial and operating highlights include (with growth rates on a fiscal quarter year-over-year basis):

  Consolidated net sales increased 5.7% to a first quarter record of $21,338,000
  ZERUST® industrial net sales increased 0.4% to $13,962,000
  ZERUST® oil and gas net sales increased 0.7% to $1,514,000
  Natur-Tec® product net sales increased 22.8% to a quarterly record of $5,863,000
  NTIC China net sales increased 8.6% to $3,995,000
  Gross profit, as a percent of net sales, increased 200 basis points to 38.3%
  Joint venture operating income increased 2.7% to $2,414,000
  Operating expenses were $9,470,000, reflecting a 14.0% increase primarily associated with investments to support anticipated ZERUST® oil and gas growth in the second half of fiscal year 2025
  Net income attributable to NTIC decreased to $561,000, compared to $896,000
  Net income per diluted share attributable to NTIC was $0.06, compared to $0.09
  Cash provided by operating activities was $2,395,000 for the first quarter of fiscal year 2025
  Consolidated balance sheet as of November 30, 2024 remained strong with working capital of $22,183,000

“NTIC’s record first quarter consolidated sales were driven by Natur-Tec® all-time record quarterly sales, as well as, stable ZERUST® oil and gas and ZERUST® industrial sales. Furthermore, NTIC China enjoyed its highest quarterly sales in nearly three years. We are cautiously optimistic that global trends within our ZERUST® industrial markets will continue improving throughout fiscal year 2025,” said G. Patrick Lynch, President and CEO of NTIC.

“Operating expenses increased 14.0% year-over-year primarily due to our strategic investments in ZERUST® oil and gas sales infrastructure. Partially offsetting these investments was a 200-basis point year-over-year improvement in gross margin for the fiscal 2025 first quarter, demonstrating the successful execution of quality system-improvement initiatives that are underway company-wide. Our record first-quarter consolidated sales and solid start to fiscal 2025 are encouraging. We continue to believe fiscal 2025 will be another strong year of sales growth and higher profitability,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 5.7% to $21,338,000 during the three months ended November 30, 2024, compared to $20,182,000 for the three months ended November 30, 2023. The year-over-year increase in consolidated net sales for the first quarter was primarily a result of sales growth and higher customer demand within the Company’s Natur-Tec®, ZERUST® oil and gas, and ZERUST® industrial product categories.

The following tables set forth NTIC’s net sales by product category for the three months ended November 30, 2024 and 2023, by segment:

	Three Months Ended November 30,
	2024	% of Net Sales	2023	% of Net Sales	% Change
ZERUST® industrial net sales	$13,962,252	65.4%	$13,903,431	68.9%	0.4%
ZERUST® oil & gas net sales	1,513,551	7.1%	1,502,314	7.4%	0.7%
Total ZERUST® net sales	$15,475,803	72.5%	$15,405,745	76.3%	0.5%
Total Natur-Tec® net sales	5,862,590	27.5%	4,775,930	23.7%	22.8%
Total net sales	$21,338,393	100.0%	$20,181,675	100.0%	5.7%

NTIC’s joint venture operating income increased 2.7% to $2,414,000 during the three months ended November 30, 2024, compared to joint venture operating income of $2,351,000 during the three months ended November 30, 2023. The $63,000 increase in joint venture operating income was primarily due to an increase in net income at NTIC’s joint ventures. Net sales of NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, increased 1.2% to $23,837,000 during the three months ended November 30, 2024, compared to $23,561,000 for the three months ended November 30, 2023.

Operating expenses, as a percent of net sales, for the first quarter of fiscal 2025 were 44.4%, compared to 41.2% for the same period last fiscal year. Higher operating expenses for the three months ended November 30, 2024 over the prior fiscal year period were primarily due to increased personnel expenses, including new hires and benefits, and increased travel and professional fees.

Net income attributable to NTIC for the first quarter of fiscal 2025 decreased to $561,000, or $0.06 per diluted share, compared to net income of $896,000, or $0.09 per diluted share, for the same period last fiscal year.

NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $666,874, or $0.07 per diluted share, for the first quarter of fiscal 2025, compared to $1,001,000, or $0.10 per diluted share, for the same quarter last fiscal year.

NTIC’s consolidated balance sheet remains strong, with working capital of $22,183,000 as of November 30, 2024, including $5,570,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $7,280,000, compared to $23,682,000 of working capital as of August 31, 2024, including $4,952,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $7,112,000.

At November 30, 2024, the Company had $25,493,000 of investments in joint ventures, of which $13,900,000, or 54.6%, is cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the first quarter of fiscal year 2025 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register.vevent.com/register/BI4d040eba4e2c4503bf32954281c25848

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/7u2oj9a3
A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 50 years and more recently has also targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include anticipated ZERUST® oil and gas growth in the second half of fiscal year 2025, NTIC’s belief that global trends within its ZERUST® industrial markets will continue improving throughout fiscal year 2025 and that fiscal 2025 will be another strong year of sales growth and higher profitability, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry and its evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; dependence on joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs and trade disputes; effect of economic slowdown and political unrest, including the wars between Russia and Ukraine and Israel and Hamas; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended August 31, 2024 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this release contains non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. NTIC’s reasons for use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information are included at the end of this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF NOVEMBER 30, 2024 (UNAUDITED) AND AUGUST 31, 2024 (AUDITED)

	November 30, 2024	August 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,569,834	$4,952,184
Receivables:
Trade, excluding joint ventures, less allowance for credit losses of $310,000 as of November 30, 2024 and August 31, 2024	16,081,710	19,187,079
Fees for services provided to joint ventures	1,170,328	1,235,016
Income taxes	688,806	392,293
Inventories, net	14,337,384	14,390,844
Prepaid expenses	2,454,288	1,421,803
Total current assets	40,302,350	41,579,219

PROPERTY AND EQUIPMENT, NET	17,053,239	16,265,653
OTHER ASSETS:
Investments in joint ventures	25,492,921	25,397,287
Deferred income tax, net	508,495	544,464
Intangible assets, net	5,573,945	5,682,945
Goodwill	4,782,376	4,782,376
Operating lease right of use assets	324,329	424,558
Total other assets	36,682,066	36,831,630
Total assets	$94,037,655	$94,676,502

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Line of credit	$4,518,734	$4,291,608
Term loan	2,761,592	2,820,835
Accounts payable	6,559,744	6,393,355
Income taxes payable	256,849	327,781
Accrued liabilities:
Payroll and related benefits	2,710,181	3,163,372
Other	1,094,381	574,876
Current portion of operating leases	217,441	325,116
Total current liabilities	18,118,922	17,896,943
LONG-TERM LIABILITIES:
Deferred income tax, net	1,504,796	1,504,796
Operating leases, less current portion	106,888	99,442
Total long-term liabilities	$1,611,684	$1,604,238
COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000
shares as of November 30, 2024 and August 31, 2024; issued and outstanding 9,470,507 and 9,466,976, respectively	189,410	189,340
Additional paid-in capital	23,999,854	23,615,564
Retained earnings	53,669,366	53,771,211
Accumulated other comprehensive loss	(7,645,298)	(6,382,124)
Stockholders’ equity	70,213,332	71,193,991
Non-controlling interests	4,093,717	3,981,330
Total equity	74,307,049	75,175,321
Total liabilities and equity	$94,037,655	$94,676,502

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE THREE MONTHS ENDED NOVEMBER 30, 2024, AND 2023

	Three Months Ended November 30,
	2024	2023
NET SALES:
Net sales	$21,338,393	$20,181,675
Cost of goods sold	13,175,440	12,847,401
Gross profit	8,162,953	7,334,274

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,129,593	1,102,241
Fees for services provided to joint ventures	1,284,119	1,248,958
Total joint venture operations	2,413,712	2,351,199

OPERATING EXPENSES:
Selling expenses	4,267,654	3,686,058
General and administrative expenses	3,858,943	3,517,061
Research and development expenses	1,343,397	1,105,921
Total operating expenses	9,469,994	8,309,040

OPERATING INCOME	1,106,671	1,376,433

INTEREST INCOME	25,567	46,442
INTEREST EXPENSE	(120,220)	(111,138)
INCOME BEFORE INCOME TAX EXPENSE	1,012,018	1,311,737

INCOME TAX EXPENSE	217,871	226,796
NET INCOME	794,147	1,084,941

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	233,056	189,420
NET INCOME ATTRIBUTABLE TO NTIC	$561,091	$895,521

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.06	$0.09
Diluted	$0.06	$0.09

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	9,470,507	9,427,588
Diluted	9,754,209	9,706,581

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.07	$0.07

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are information supplemental and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per diluted common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted common share, in each case, as adjusted to exclude amortization expense.

	Three Months Ended November 30,
	2024	2023

Net income attributable to NTIC, as reported	$561,091	$895,521
Adjustments for adjusted net income:
Amortization expense	105,783	105,783
Non-GAAP adjusted net income	$666,874	$1,001,304

Weighted average shares outstanding (diluted)	9,754,209	9,706,581
Diluted net income per share, as reported	0.06	0.09
Adjustments for adjusted net income, net of tax impact, per diluted share	0.01	0.01
Non-GAAP diluted adjusted net income per share	$0.07	$0.10

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600